UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007
___________

CARMAX, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	1-31420 (Commission File Number)	54-1821055 (I.R.S. Employer Identification No.)

12800 Tuckahoe Creek Parkway Richmond, Virginia (Address of principal executive offices)	23238 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-0422

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2007, the Board elected Edgar H. Grubb to the CarMax, Inc. (the “Company”) Board of Directors (the “Board”) and appointed Mr. Grubb to its Audit Committee.

The Board has determined that Mr. Grubb is an independent director under the applicable New York Stock Exchange (“NYSE”) listing standards and the Company’s Corporate Governance Guidelines. Additionally, the Board has determined that Mr. Grubb is financially literate and is an audit committee financial expert, in accordance with the applicable rules of the NYSE, the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines.

A copy of the Company’s press release announcing the election of Mr. Grubb is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 22, 2007, the Board approved an amendment to Section 2.2 of the Company’s Amended and Restated Bylaws (the “Bylaws”). The amendment increases the number of directors serving on the Board from twelve (12) to thirteen (13). The full text of the Bylaws, as amended and restated January 22, 2007, is attached hereto as Exhibit 3.1 and is incorporated by reference herein into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.
	Exhibit Number	Description of Exhibit
	3.1	CarMax, Inc. Bylaws, as amended and restated January 22, 2007
	99.1	Press Release, dated January 26, 2007, issued by CarMax, Inc., entitled "CarMax Names Edgar H. Grubb to Board of Directors"

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMAX, INC.

CARMAX, INC.
(Registrant)

Dated: January 26, 2007	By:	/s/ Keith D. Browning
Keith D. Browning
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
3.1	CarMax, Inc. Bylaws, as amended and restated January 22, 2007
99.1	Press Release, dated January 26, 2007, issued by CarMax, Inc., entitled “CarMax Names Edgar H. Grubb to Board of Directors”